Exhibit 99.1

Hillenbrand Announces Commencement and Pricing of $500 Million Senior Notes Offering

BATESVILLE, Ind., February 7, 2024 -- Hillenbrand, Inc. (NYSE: HI) has announced the commencement and pricing of its public offering of $500,000,000 aggregate principal amount of 6.2500% senior unsecured notes due 2029 (the “Notes”). The offering is expected to close on or about February 14, 2024, subject to customary closing conditions.

Hillenbrand intends to use the net proceeds from this offering to repay borrowings under its multi-currency revolving credit facility, without a reduction in commitment, and may use any remaining proceeds for general corporate purposes, including repayment of other indebtedness.

HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC are the bookrunners for the offering.

The offering is being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”), which became effective on February 7, 2024 (File No. 333-276917). The offering of the Notes will be made only by means of a prospectus supplement relating to such offering and an accompanying prospectus. An electronic copy of the preliminary prospectus supplement (and, when available, the final prospectus supplement) for the offering, together with the accompanying prospectus, is or will be available on the SEC’s website at www.sec.gov. Alternatively, copies of these documents can be obtained by contacting: HSBC Securities (USA) Inc. at 866-811-8049, J.P. Morgan Securities LLC via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by Telephone: 1-866-803-9204, U.S. Bancorp Investments, Inc. at (877) 558-2607, Wells Fargo Securities, LLC at 90 S 7th, 5th Floor| Minneapolis, MN 55402 Tel 1-800-645-3751 Opt. 5, and Morgan Stanley & Co. LLC at 1-866-718-1649 / prospectus@morganstanley.com.

This press release is not an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Hillenbrand

Hillenbrand (NYSE: HI) is a global industrial company that provides highly-engineered, mission-critical processing equipment and solutions to customers in over 100 countries around the world. Our portfolio is composed of leading industrial brands that serve large, attractive end markets, including durable plastics, food, and recycling. Guided by our Purpose — Shape What Matters For Tomorrow™ — we pursue excellence, collaboration, and innovation to consistently shape solutions that best serve our associates, customers, communities, and other stakeholders.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, but not limited to, those related to the closing of the proposed offering and the use of proceeds therefrom. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from the Hillenbrand’s expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would	project	position
become	pursue	estimate	will	forecast	continue	could	anticipate	remain
target	encourage	promise	improve	progress	potential	should	impact

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. Shareholders, potential investors, and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand's Form 10-K for the year ended September 30, 2023, filed with the SEC on November 15, 2023, and in Part II, Item 1A of Hillenbrand’s Form 10-Q for the quarter ended December 31, 2023, filed with the SEC on February 5, 2024. The forward-looking information in this release speaks only as of the date hereof, and we assume no obligation to update or revise any forward-looking information.

CONTACTS

Investor Relations for Hillenbrand
Sam Mynsberge, Vice President, Investor Relations

Phone: 812-931-5036

Email: investors@hillenbrand.com

Corporate Communications for Hillenbrand

Susan DiMauro, Director, Marketing & Communications

Phone: 812-621-4647

Email: susan.dimauro@hillenbrand.com

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